UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

DEL TACO RESTAURANT PROPERTIES II

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: Limited Partnership Units
	(2)	Aggregate number of securities to which transaction applies: 27,006
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A
	(4)	Proposed maximum aggregate value of transaction: $8,075,000.00
	(5)	Total fee paid: $938.32 (Previously paid)

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing party:
	(4)	Date Filed:

Questions & Answers Regarding the Proxy Statement and Proposal

to Sell the Properties Owned by Del Taco Restaurant Properties II

1.	Why have you sent me the Proxy Statement and Proxy Form?

You have been sent the Proxy Statement and Proxy Form because you own units of Del Taco Restaurant Properties II (“Del Taco II”) and are entitled to vote for or against or abstain from voting on selling the Properties at a Special Meeting to be held on November 23, 2015, at 3:15 pm Pacific Time, at the offices of Manatt, Phelps & Phillips, LLP, located at 11355 W. Olympic Blvd., Los Angeles, California.

2.	What am I voting on?

You are voting on a proposal to sell all of the properties of Del Taco II. Please refer to “Sale of All Properties of Del Taco Restaurant Properties II – The Properties” in the Proxy Statement.

3.	How does the vote pass?

The vote will pass if owners of a majority in interest of the units vote to approve the proposal.

4.	What is the recommendation of the General Partner?

The General Partner is neutral on the proposed Property Sale and is not making a voting recommendation.

5.	What does it mean if I get more than one Proxy Statement and Proxy Form?

It means that you own units of a Partnership under different registrations, or you may own more than one Partnership. You may own units:

•	in a retirement account, such as an IRA,
•	in your name only, or jointly with another person, such as your spouse,
•	in a Living Trust or a Family Trust, or
•	in more than one Partnership.

Please be sure to sign and return all Proxy Forms you receive to make sure that all your units are voted.

6.	How do I vote?

You can vote by signing and dating your Proxy Form, selecting your choice (FOR, AGAINST, or ABSTAIN) and mailing the Proxy Form to Preferred Partnership Services, Inc. (the company that is counting the votes) in the enclosed Business Reply envelope.

If you vote to ABSTAIN, it will have the same effect as a vote AGAINST the proposal.

You can also fax, or scan and e-mail your Proxy Form to them. The fax number and e-mail address are all at the bottom of this page.

If you wish, you can vote by attending the Special Meeting in person.

If you return a signed Proxy Form and do not select a choice, it will have the same effect as a vote AGAINST the proposal.

If you do not return a signed Proxy Form, you are choosing to not vote. Not voting is not the same as voting FOR the proposal. Not voting will have the same effect as a vote AGAINST the proposal.

Please refer to “The Special Meeting – Quorum; Vote Required for Approval” in the Proxy Statement.

7.	How long do I have to send in my vote?

Proxy Forms sent by fax or email must be received prior to the start of the Special Meeting. Proxy Forms sent by mail must be received (not postmarked) on or prior to the date of the Special Meeting. You may also attend the Special Meeting and vote in person.

8.	What will happen if the Property Sale Proposal is approved?

If the Property Sale is approved and the sale of the Properties is consummated, the General

(continued on reverse)

Preferred Partnership Services, Inc.	Toll-free – 866-222-7511
261 Boeing Court	Fax – 925-371-0167
Livermore, California 94551	E-mail – proxy@myinvestment.com

Partner will proceed to dissolve the Partnership and distribute its net assets to the Limited Partners. Please refer to “Sale of All Properties of Del Taco Restaurant Properties II – Dissolution of the Partnership; Deregistration” in the Proxy Statement.

9.	What will happen if the vote does not pass?

If the vote does not pass, the General Partner will continue to operate the Partnership pursuant to the Partnership Agreement and Existing Leases.

10.	How much will I get from the sale of the properties owned by Del Taco II?

Please refer to “Anticipated Distributions and Allocations” in the Proxy Statement for information on the estimated Limited Partner distribution.

11.	When will I receive the distribution from the sale of the properties?

If the Property Sale is approved and consummated, the General Partner expects the sale to close during the fourth quarter of 2015. The net assets will be distributed in accordance with applicable laws and the Partnership Agreement.

12.	Will I be taxed on the distribution from the sale of the properties?

The Property Sale may generate both ordinary income and capital gain or loss to the Limited Partners for federal income tax purposes. Please refer to “Material Federal Income Tax Consequences” in the Proxy Statement. Because tax matters are complex and your tax situation is unique, we suggest you consult with your tax advisor to determine the exact tax consequences to you of the Property Sale.

13.	What if I change my mind after I send in my Proxy Form?

You can change your vote at any time by signing and dating a new Proxy Form, and mailing, faxing, or e-mailing the new Proxy Form to the company counting the votes, before the Special Meeting.

Votes submitted by mail, fax or e-mail must be received by Preferred Partnership Services before the Special Meeting.

To get a new Proxy Form, simply call the toll free number 866-222-7511, and a new form will be sent to you.

14.	Whom can I call if I have questions?

If you have any questions regarding the Proxy Statement or your Partnership, please call Preferred Partnership Services at 866-222-7511 and a representative will be happy to help you. You can also e-mail any questions to proxy@myinvestment.com.

The foregoing is a summary only, in question and answer format of certain information contained in the Proxy Statement. Reference is made to, and this Questions & Answer information sheet is qualified in its entirety by, the more detailed information contained in the Proxy Statement including the Appendices thereto. Holders of units in the Partnership are urged to read carefully the Proxy Statement and the Appendices thereto in their entirety before they vote.

Preferred Partnership Services, Inc.	Toll-free – 866-222-7511
261 Boeing Court	Fax – 925-371-0167
Livermore, California 94551	E-mail – proxy@myinvestment.com